Exhibit 10.1
Amendment to Credit Agreement
This agreement is dated as of October 25, 2005, by and between Cavco Industries, Inc. (the “Borrower”) and JPMorgan Chase Bank, N.A. (the “Bank”), and its successors and assigns. The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the “Effective Date”).
WHEREAS, the Borrower and the Bank entered into a credit agreement dated September 17, 2003, as amended (if applicable) (the “Credit Agreement”); and
WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth below;
NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:
1.	DEFINED TERMS. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

2.	MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:
2.1 From and after the Effective Date, the provisions in the Credit Agreement under Section 5.2 captioned “I. Investments.” and “J. Leverage Ratio.” are hereby deleted.
2.2 From and after the Effective Date, the provision in the Credit Agreement under Section 5.2 captioned “M. Fixed Charge Coverage Ratio.” is hereby amended and restated to read as follows:
M. Fixed Charge Coverage Ratio. Permit as of each fiscal quarter end, its ratio of net income before taxes, plus amortization, depreciation, interest expense, rent and operating lease payments minus any Distributions, for the twelve month period then ending to prior period current maturities of long term debt and capital leases, interest expense, taxes, rent and operating lease payments for the same such period to be less than 1.25 to 1.00.
2.3 From and after the Effective Date, the provision in the Credit Agreement under Section 5.3 captioned “A. Acquisitions.” is hereby amended and restated to read as follows:
     A. Acquisitions. Purchase or acquire any securities, limited liability company interest or partnership interest (or warrants or other options or rights to acquire the same) of, or make any loans or advances to, any person, firm, limited liability company, partnership or corporation, except for a purchase, acquisition, loan or advance, where the Borrower has provided to the Bank pro forma statements demonstrating to the Bank that such purchase, acquisition, loan or advance will not result in the Borrower being out of compliance with any financial or other covenant contained herein.
3.	RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified herein.

4.	BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, act or event which could constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement.

5.	FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.

6.	EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank, and the Bank shall have received from the Borrower the following documents: Note Modification Agreement.

7.	ACKNOWLEDGEMENTS OF BORROWER. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank and its successors, assigns, directors, officers, employees, agents and representatives from any and all claims, causes of action, debts and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of the Bank related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future agreements, should any be requested.

8.	NOT A NOVATION. This agreement is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments or documents executed in connection with the Credit Agreement, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any document executed in conjunction therewith, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement.

Borrower:

Cavco Industries, Inc.

By:	/s/ Daniel Urness

Daniel Urness Interim CFO

Printed Name Title

Date Signed: 10/25/05

Bank:

JPMorgan Chase Bank, N.A.

By:	/s/ Steven J. Krakoski

Steven J. Krakoski Senior Vice President

Printed Name Title

Date Signed: 10/25/05